Exhibit 10.35

NEW MOUNTAIN LAKE HOLDINGS, LLC

RESTRICTED MEMBERSHIP UNITS PLAN

1.                                      Purposes of the Plan. The purposes of the New Mountain Lake Holdings, LLC Restricted Membership Units Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and to promote the success of the business of New Mountain Lake Holdings, LLC and its Subsidiaries. The Plan shall be effective as of December 1, 2010 (the “Effective Date”).

2.                                      Definitions. As used herein, the following definitions shall apply:

(a)                                 “Administrator” means the Board or the Committee responsible for conducting the general administration of the Plan, as applicable, in accordance with Section 4 hereof.

(b)                                 “Applicable Laws” means the requirements relating to the administration of restricted securities plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Membership Units (or replacement security) are listed or quoted and the applicable laws of any foreign country or jurisdiction where Restricted Membership Units are awarded under the Plan.

(c)                                  “Board” means the Board of Directors (which are the managers as an LLC) of the Company.

(d)                                 “Change in Control” means (i) a merger or consolidation of the Company (or its Subsidiary U.S. Xpress) with any other person or entity other than (A) a merger or consolidation which would result in the voting securities of the Company (or its Subsidiary U.S. Xpress) outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or more of the combined voting power of voting securities of the Company (or its Subsidiary U.S. Xpress) or such surviving entity outstanding immediately after such merger or consolidation, (B) a merger or consolidation with an entity in the Company’s consolidated group of companies or an entity owned or controlled by either, or both, Patrick E. Quinn and Max L. Fuller or trusts established for their benefit or the benefit of their lineal descendants (collectively the “Permitted Equityholders”), or (C) a merger or consolidation affected to implement a recapitalization of the Company (or similar transaction); (ii) the sale of more than 50% of the voting securities of the Company (or its Subsidiary U.S. Xpress) in a single transaction or a series of related transactions other than to a Permitted Equityholder; or (iii) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets other than to a Permitted Equityholder.

(e)                                  “Class B Non-Voting Membership Units” means the Class B Non-Voting Membership Units of the Company.

(f)                                   “Code” means the Internal Revenue Code of 1986, as amended.

(g)                                  “Committee” means the Compensation Committee of the Board or other committee appointed by the Board in accordance with Section 4 hereof; provided that if no Compensation Committee exists and no other committee has been appointed in accordance with Section 4, then the full Board shall serve as the Committee.

(h)                                 “Company” means New Mountain Lake Holdings, LLC, a Nevada limited liability company.

(i)                                     “Director” means a member of the Board.

(j)                                    “Effective Date” shall have the meaning set forth in Section 1.

(k)                                 “Employee” means any person, including an officer or Director, who is an employee of the Company or any Subsidiary of the Company, including, without limitation, U.S. Xpress. An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between the Company, any Subsidiary, or any successor. Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.

(l)                                     “Fair Market Value” means, as of any date, in the absence of an established public trading market, the value of a share of Class B Non-Voting Membership Units determined in good faith by the Board.

(m)                             “Holder” means a person who holds Class B Non-Voting Membership Units acquired pursuant to a Restricted Membership Units award.

(n)                                 “Membership Units” means any class or series of membership units of the Company.

(o)                                 “Plan” means the New Mountain Lake Holdings, LLC Restricted Membership Units Plan, as amended from time to time.

(p)                                 “Restricted Membership Units” means the Class B Non-Voting Membership Units issued pursuant to a Restricted Membership Units award under this Plan.

(q)                                 “Securities Act” means the Securities Act of 1933, as amended.

(r)                                    “Subsidiary” means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of twenty percent (20%) or more.

(s)                                   “U.S. Xpress” means U.S. Xpress Enterprises, Inc., a Nevada corporation.

3.                                      Membership Units Subject to the Plan. Subject to the provisions of Section 10 of the Plan, all awards hereunder shall be for Class B Non-Voting Membership Units. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Class B Non-Voting Membership Units which may be granted as Restricted Membership Units is 1,000,000. Class B Non-Voting Membership Units awarded as Restricted Membership Units may be authorized but unissued, or reacquired Class B Non-Voting Membership Units. Class B Non-Voting Membership Units which are delivered by the Holder or withheld by the Company in payment of the tax withholding thereon may again be awarded hereunder, subject to the limitations of this Section 3. If Class B Non-Voting Membership Units are forfeited by the Holder to the Company, such Class B Non-Voting Membership Units shall become available for future Restricted Membership Units awards under the Plan.

4.                                      Administration of the Plan.

(a)                                 Administrator. The Plan shall be administered by the Committee. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Committee shall thereafter be to such subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

(b)                                 Powers of the Administrator. Subject to the provisions of the Plan (including without limitation Section 4(c)) and the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion to:

(i)                                     Select the Employees to whom Restricted Membership Units may be awarded from time to time hereunder;

(ii)                                  Determine the number of Restricted Membership Units to be covered by each such award granted hereunder;

(iii)                               Approve forms of agreements for use under the Plan;

(iv)                              Determine the terms and conditions of any Restricted Membership Units award granted hereunder (such terms and conditions include, but are not limited to, the time or times when Restricted Membership Units may vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Restricted Membership Units, based in each case on such factors as the Administrator, in its sole discretion, shall determine);

(v)                                 Prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws; and

(vi)                              Construe and interpret the terms of the Plan and awards granted pursuant to the Plan and to exercise such powers and perform such acts as the Administrator deems necessary or desirable to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c)                                  Effect of Administrator’s Decision.    All decisions, determinations and

interpretations of the Administrator shall be final and binding on all Holders.

5.                                      Eligibility. Restricted Membership Units may be granted to Employees. If otherwise eligible and determined by the Committee, an Employee who has been granted a Restricted Membership Units award may be granted additional Restricted Membership Units.

6.                                      Limitations. Neither the Plan nor any Restricted Membership Units shall confer upon a Holder any right with respect to continuing the Holder’s employment with the Company or a Subsidiary, nor shall they interfere in any way with the Holder’s right or the Company’s or a Subsidiary’s right to terminate such employment relationship at any time, with or without cause. Further, the adoption of this Plan shall not be deemed to give any Employee or any other individual any right to be selected as a participant in this Plan or to be granted an award of Restricted Membership Units. In addition, no Employee or any other individual, having been selected for an award of Restricted Membership Units, shall have at any time the right to receive any additional awards of Restricted Membership Units.

7.                                      Term of Plan. The Plan shall become effective upon the Effective Date and shall continue in effect until it is terminated under Section 16 of the Plan. No Restricted Membership Units may be issued under the Plan after the tenth (10th) anniversary of the Effective Date.

8.                                      Transferability.

(a)                                 Except as otherwise provided in a Restricted Membership Units agreement evidencing an award of Restricted Membership Units, no Restricted Membership Units may be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution unless and until all restrictions applicable to such Restricted Membership Units (under the Restricted Membership Units agreement or any other written unitholders, operating agreement, or similar agreement) have lapsed.

(b)                                 No Restricted Membership Units or interest or right therein or in the underlying Class B Non-Voting Membership Units shall be used to satisfy or be liable for the debts, contracts or obligations of the Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, lien, encumbrance, attachment, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

9.                                      Restricted Membership Units Awards.

(a)                            The Administrator shall advise the Restricted Membership Units offeree in writing of the terms, conditions, and restrictions related to the offer, including the number of Restricted Membership Units that such person shall be entitled to acquire or purchase; the purchase price, if any, to be paid for the Restricted Membership Units; and the time within which such person must accept such offer. The offer shall be accepted by execution of a Restricted Membership Units agreement in the form determined by the Administrator.

(b)                            The purchase price, if any, for Restricted Membership Units repurchased by the Company pursuant to a repurchase right and the rate at with such repurchase right or forfeiture condition shall lapse shall be determined by the Administrator in its sole discretion, and shall be set forth in the Restricted Membership Units agreement.

(c)                             The Restricted Membership Units agreement shall contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d)                            Except as may otherwise be provided in the Restricted Membership Units agreement (which may include, without limitation, restrictions on the receipt of dividends and voting rights), once Restricted Membership Units have been awarded to a Holder, the Holder shall have rights equivalent to those of an owner of Class B Non-Voting Membership Units and shall be a Holder when his or her acquisition of the Restricted Membership Units is entered upon the records of the duly authorized transfer agent or internal records of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Restricted Membership Units is awarded, except as provided in Section 10 of the Plan.

10.                          Adjustments upon Changes in Capitalization, Merger, or Asset Sale.

(a)                                 In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Membership Units, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange, or other disposition of all or substantially all of the assets of the Company, or exchange of Membership Units or other securities of the Company, issuance of warrants or other rights to purchase Membership Units or other securities of the Company, or other similar corporate transaction or event (including without limitation any Change in Control), in the Board’s sole discretion, affects the Class B Non-Voting Membership Units such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Restricted Membership Units, then the Board shall, in such manner as it may deem equitable, adjust any or all of:

(i)                                     The number and kind of Membership Units (or other securities or property) with respect to which Restricted Membership Units awards may be awarded (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of Membership Units which may be issued);

(ii)                                  The number and kind of Membership Units (or other securities or property) subject to outstanding Restricted Membership Units awards; and

(iii)                               The purchase price with respect to any Restricted Membership Units awards.

(b)                                 In the event of any transaction or event described in Section 10(a), the Board, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Restricted Membership Units award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Board determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Restricted Membership Units award issued under the Plan or to facilitate such transaction or event:

(i)                                     To provide for either the purchase of any such Restricted Membership Units for an amount of cash equal to the amount that could have been obtained upon the realization of the Holder’s rights had such Restricted Membership Units been currently fully vested or the replacement of such Restricted Membership Units with other rights or property selected by the Board in its sole discretion;

(ii)                                  To provide that such Restricted Membership Units be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights or awards covering the equity securities of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of securities and prices;

(iii)                               To make adjustments in the number and type of Membership Units (or other securities or property) subject to outstanding Restricted Membership Units awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Restricted Membership Units which may be granted in the future; and

(iv)                              To provide that immediately upon the consummation of such event, such Restricted Membership Units award shall terminate; provided, that for a specified period of time prior to such event, some portion or all of the restrictions imposed under a Restricted Membership Units agreement may be terminated and some portion or all of such Restricted Membership Units may cease to be subject to repurchase, notwithstanding anything to the contrary in the Plan or the provisions of such Restricted Membership Units agreement.

(c)                                  Subject to Section 3, the Board may, in its discretion, include such further provisions and limitations in any Restricted Membership Units award, agreement, or certificate, as it may deem equitable and in the best interests of the Company.

(d)                                 The existence of the Plan, any Restricted Membership Units agreement and the Restricted Membership Units granted hereunder shall not affect or restrict in any way the right or power of the Company or the members of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of securities or of options, warrants or rights to purchase securities or of bonds, debentures, preferred, or prior preference securities whose rights are superior to or affect the Class B Non-Voting Membership Units or the rights thereof or which are convertible into or exchangeable for Class B Non-Voting Membership Units, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11.                               Time of Granting Restricted Membership Units. The date of grant of Restricted Membership Units shall, for all purposes, be the date on which the Administrator makes the determination granting such Restricted Membership Units award, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee to whom a Restricted Membership Units award is so granted within a reasonable time after the date of such grant.

12.                               Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Class B Non-Voting Membership Units hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Class B Non-Voting Membership Units as to which such requisite authority shall not have been obtained.

13.                               Reservation of Units. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Class B Non-Voting Membership Units as shall be sufficient to satisfy the requirements of the Plan.

14.                               Repurchase Provisions. The Administrator in its discretion may provide that the Company may repurchase Class B Non-Voting Membership Units acquired pursuant to a Restricted Membership Units award upon a Holder’s termination as an Employee; provided, that any such repurchase right shall be set forth in the applicable Restricted Class B Non-Voting Membership Units agreement or in another agreement between the Company and such Holder.

15.                               Investment Intent. The Company may require a Plan participant, as a condition of acquiring Class B Non-Voting Membership Units  under any Restricted Membership Unit award, to give written assurances satisfactory to the Company stating that the participant is acquiring the Class B Non-Voting Membership Units subject to the Restricted Membership Units for the participant’s own account and not with any present intention of selling or otherwise distributing the Class B Non-Voting Membership Units. The Company may place legends on Class B Non-Voting Membership Units certificates issued under the Plan as the Company deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Class B Non-Voting Membership Units.

16.                              Amendment and Termination of the Plan.

(a)                                 Amendment and Termination. The Board may at any time wholly or partially amend, alter, suspend, or terminate the Plan. The Board shall obtain member approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(b)                                 Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan shall impair the rights of any Holder, unless mutually agreed otherwise between the Holder and the Administrator, which agreement must be in writing and signed by the Holder and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Restricted Membership Units granted under the Plan prior to the date of such termination.

17.                               Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Nevada without regard to otherwise governing principles of conflicts of law.

18.                               Membership Agreement.           As a condition precedent to any Restricted Membership Units award under the Plan, or the delivery of certificates or other indicia (if uncertificated) for Class B Non-Voting Membership Units issued pursuant thereto, the Administrator may require any Holder (or the Holder’s successor, as applicable) to enter into or become a party to a Membership Agreement, Operating Agreement, Buy-Sell Agreement, Voting Trust Agreement, or similar agreement in such form(s) as the Administrator may determine from time to time.

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I hereby certify that the Plan was duly adopted by the Board of Directors of New Mountain Lake Holdings, LLC on December 1, 2010.

Executed on this 1 day of December, 2010.

Name:	/s/ Lisa Pate
Title:	General Counsel

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I hereby certify that the foregoing Plan was approved by the Class A Members of New Mountain Lake Holdings, LLC on December 1, 2010.

Executed on this 1 day of December, 2010.

/s/ Lisa Pate
General Counsel